UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 13, 2008
Date of report (Date of earliest event reported)

REALTY INCOME CORPORATION
(Exact Name of Registrant as Specified in Charter)

Maryland	1-13374	33-0580106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 La Terraza Boulevard Escondido, California 92025
(Address of Principal Executive Offices) (Zip Code)

(760) 741-2111
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 13, 2008, the Board of Directors (the “Board”) of Realty Income Corporation (the “Company”) approved and adopted the Amendment to Bylaws of Realty Income Corporation (the “Amendment”).  The Amendment includes the following changes:

(i)	To permit householding of notices, as permitted by the Maryland General Corporations Law.

(ii)
To provide that the timeliness of a stockholder’s notice be determined based on the anniversary of the date of the proxy statement for the preceding year’s annual meeting rather than the date of mailing of the proxy statement.

(iii)	To require a stockholder making a proposal of business to be taken up at an annual meeting to disclose his true economic interest in the Company.

(iv)	To require a proposing stockholder to notify the Company of any changes in information supplied pursuant to the requirements of the advance notice provisions.

(v)
To eliminate the need to supply the information required by the advance notice provisions by stockholders or stockholder associated persons who solicit revocable proxies by means of an effective proxy statement.

(vi)	To allow the Board and the stockholders to ratify actions that could have been authorized, but were not or were imperfectly authorized, even in the face of a derivative proceeding.

(vii)	To provide for emergencies.

(viii)
To make certain changes to conform the bylaws to the Maryland General Corporations Law and New York Stock Exchange regulations, delete certain provisions that are no longer applicable or required, or include clarifying standard provisions of bylaws and make other non-substantive changes.

The Amendment took effect upon adoption by the Board.  The foregoing is a brief description of certain material provisions reflected in the Amendment and is quantified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amendment to Bylaws of Realty Income Corporation

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALTY INCOME CORPORATION

Date: May 13, 2008	By:	/s/ Michael R. Pfeiffer
		Name:	Michael R. Pfeiffer
		Title:	Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.                               Description

3.1                                     Amendment to Bylaws of Realty Income Corporation